EXHIBIT NO. 23(b)


                  CONSENT OF EXPERT AND COUNSEL




Carolina Power & Light Company:

     The statements of law and legal conclusions under Item 1. Business and Item 3. Legal Proceedings in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

     I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement No. 33-33520 on Form S-8, Registration Statement No. 33-5134 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-38349 on Form S-3, Registration Statement No. 33-50597 on Form S-3 and Registration Statement No. 33-57835 on Form S-3 and the related Prospectuses, which are a part of such Registration Statements.





                            /s/ Richard E. Jones
                            Senior Vice President, General Counsel
                                    and Secretary


March 24, 1995